Exhibit 11.2

CODE OF BUSINESS CONDUCT May 2020

Introduction As the world’s leading brewer, Anheuser-Busch InBev SA/NV (“AB InBev” or the “Company”, including its subsidiaries and affiliates in which Anheuser-Busch InBev SA/NV has management control) operate in countries having a broad range of cultures and business practices. As a result, it is critical that we are guided by a clear and consistent code of business conduct and guidelines. In achieving our business objectives, we must always adhere to the highest standards of business integrity and ethics, and ensure that we comply with all applicable laws and regulations. Our Code of Business Conduct applies to all directors, officers, and colleagues of AB InBev. It applies to all business transactions we make and expresses principles that we expect every individual or entity acting on our behalf to follow. We expect our suppliers, service providers and other business partners to act in a manner consistent with our Responsible Sourcing Policy. It is everyone’s responsibility to carefully read and understand this Code. Senior management must also ensure that, within their respective areas of responsibility, this Code is distributed and receives the appropriate attention and follow-up. This Code of Business Conduct, together with our policies, plays an important role in building the foundation for our long-term success. No financial objective, no sales target, no effort to outdo the competition, outweighs our commitment to ethics, integrity, and compliance with applicable laws. Colleagues are encouraged to report to the Company any activity or requested action that they believe to be, even potentially, in violation of applicable laws or this Code. Such reports should be made to a line manager, to the Legal or Ethics & Compliance team, or to our confidential Compliance Helpline. Only with your active support can AB InBev be a company lasting for the next 100+ year. John Blood Matt Galvin Chief Legal & Corporate Affairs Officer VP, Ethics & Compliance

Table of Contents 1. Our Principles 4 2. Statement of Policy 4 3. Reporting Misconduct 4 4. Honest and Ethical Conduct 5 5. Environment, Health and Safety 5 6. Human Rights 5 7. Diversity and Inclusion 5 8. Responsible Drinking 6 9. Compliance with Competition andAntitrust Laws 6 10. Conflict of Interest 6 11. Compliance with Anti-Corruption Laws 7 12. Gifts and Hospitality 7 13. Political Contributions and Mandates 8 14. Books, Records and Controls 8 15. Economic Sanctions and Anti-Money Laundering 8 16. Code of Dealing 8 17. Confidentiality 9 18. Digital Ethics 9 19. Social Media 9 20. Use of Company Assets 10 21. Responsible Marketing and Communications Code 10 22. External Communication 10 23. Administration of the Code 10

1. Our Principles Our Code of Business Conduct is a practical guide to living our principles and values every day. It is designed to be clear and must be the basic guideline upon which all Company’s business decisions are based. Dream 1. We dream big. We are building a profitable, growth company. People 2. Our greatest strength is our people. Great people grow at the pace of their talent and are rewarded accordingly. Great people deliver and transform. 3. We recruit, develop and retain people who can be better than ourselves. We are measured by the quality and diversity of our teams. Culture 4. We are a company of owners. Owners take results personally and lead by example. 5. We are never completely satisfied with our results. We embrace change, take smart risks and learn from our mistakes. 6. The consumer is the boss. We go where consumers go, because that is where growth is. 7. We strive to be the best at serving and partnering with our customers, who are the gateway to our consumers. 8. We believe in common sense and simplicity. We operate with excellence and efficiency in all we do, always having our customers and consumers in mind. 9. We manage our costs tightly to free up resources that will support profitable top line growth. 10. We never take shortcuts. Integrity, hard work, quality, and responsibility are key to building our company and our reputation. 2. Statement of Policy It is our policy that our Board of Directors, officers and colleagues strictly comply with all applicable laws and regulations and observe the highest standards of business ethics. Our reputation for honesty and integrity is an invaluable asset. All AB InBev directors, officers and colleagues must be honest, objective and diligent in the performance of their duties and responsibilities. You are trusted by the Company to exhibit professionalism in all matters pertaining to AB InBev’s affairs and not to partake in any illegal or improper activity. No Company officer has the authority to require or approve any action that would violate this Code. This Code is not subject to waivers or exceptions because of competitive or commercial demands, industry customs or other exigencies. All managers shall be responsible for the enforcement of and compliance with our policies, including distributing and making them available to their teams. Any colleague who violates this Code or authorizes or allows a subordinate to violate it will be subject to disciplinary action, including termination of employment, loss of compensation, or other measures deemed appropriate by AB InBev. 3.Reporting Misconduct You are encouraged to report any activity that you believe is or might be a violation of applicable laws or regulations, this Code or our policies. In addition, you are required to report violations or potential violations of the Human Rights Policy. Managers also have mandatory reporting obligations for sexual harassment allegations. Reports can be made through the following channels: • to your line manager; • to the Legal or Ethics & Compliance team; or • through our Compliance Helpline. The Company does not restrict you from reporting to the government or regulators conduct that you believe to be a violation of applicable laws. Compliance Helpline Our Compliance Helpline is a secure means of reporting, provided by an independent company. It is available anywhere in the world and 24/7, and you can file your report in your language. It is available to all colleagues, where you can CONFIDENTIALLY nd, if you choose and local laws permit, ANONYMOUSLY, report any concern in relation to potential violations of applicable laws or regulations, this Code or our policies.

To reach the Compliance Helpline, visit http://talkopenly.ab-InBev.com or call a toll-free number in your country, which can be found on the website. How Are Reports Treated? Reports made to the Company and investigations relating to such reports are treated confidentially. If necessary, follow-up communications can be facilitated anonymously by the independent company via the Compliance Helpline. Compliance Channel In addition to the Compliance Helpline, you can also use the Compliance Channel (http://compliancechannelglobal.ab-inbev.com) to easily (i) request approvals related to certain compliance matters, (ii) access compliance-related policies, (iii) access the Compliance Helpline to file a report, and (iv) ask compliance-related questions. No Retaliation AB InBev prohibits and will not tolerate any threatened or actual retaliation against any persons, or their legitimate representatives, who, in good faith, (i) raise concerns, (ii) formally or informally report to AB InBev, (iii) assist another colleague to report to AB InBev, or (iv) participate in an investigation or legally protected litigation regarding a potential violation of applicable laws or regulations, this Code or Company policies. Retaliation itself is a violation of this Code and our Whistleblower Policy, and can be reported. 4. Honest and Ethical Conduct All AB InBev directors, officers and colleagues must be honest, objective and diligent in the performance of their duties and responsibilities and cooperate in all internal investigations. They are trusted by the Company to exhibit professionalism in all matters pertaining to AB InBev’s affairs and not to partake in any illegal or improper activity. 5. Environment, Health and Safety In support of the Company’s dream, all colleagues should work vigorously to achieve a high standard of environmental, health and safety performance throughout our organization. You should strive to prevent all accidents, injuries and occupational illnesses-within our operations. You should comply with all applicable environmental laws and regulations, Company standards and other requirements, and strive to produce our products in the most environmentally responsible way, while maintaining our commitment to quality and cost-efficiency. All colleagues have a role to play in helping ensure that we take into account the environment in our daily work, helping limit our use of scarce resources and ensuring we continue our strong commitment to recycling throughout our operations. See our Environmental Policy and our Health and Safety Policy for more details. 6. Human Rights As a signatory to the United Nations Global Compact, AB InBev is committed to business practices that respect human rights and that align with international standards of responsible business conduct, including the International Bill of Human Rights and the International Labor Organization’s Declaration on the Fundamental Principles and Rights at Work. AB InBev’s Global Human Rights Policy outlines our approach and commitment to respecting human rights across our global operations and our value chain. In addition to its own operations, AB InBev is committed to upholding high standards of responsible behavior amongst its business partners, including its suppliers, through its Responsible Sourcing Policy. 7. Diversity and Inclusion We believe that our greatest strength is our diverse team of people. Our focus is on attracting, hiring, engaging, developing and advancing the very best talent—regardless of gender, ethnicity, sexual orientation or any other characteristics that make our colleagues unique. We are committed to a work environment where all colleagues are respected and valued. All our people deserve to feel comfortable being their authentic selves at work every day. Only then can we all be at our best. AB InBev takes harassment and discrimination very seriously and all complaints of discrimination or harassment (including unfair discrimination, sexual harassment and sexual misconduct) will be promptly investigated. AB InBev will take disciplinary action in cases of discrimination or harassment (up to and including termination of employment). Colleagues who manage or supervise one or mo coll ues have additional responsibilities to report violations. Refer to our Diversity and Inclusion Policy and Global Anti-Harassment and Anti-Discrimination Policy for more information.

8. Responsible Drinking As the world’s leading brewer, we are committed to promoting the responsible enjoyment of our products among consumers. As a responsible employer, the safety, security and welfare of our colleagues and others is our top priority. That is why we have a global policy regarding responsible drinking. Our Responsible Drinking Policy outlines the responsibilities of the Company, as well as those of our colleagues, and it gives clear guidelines about what are expected for both. Our colleagues are ambassadors of the Company and are encouraged to exercise personal responsibility whenever they consume alcohol. A violation of the Responsible Drinking Policy may lead to disciplinary action, up to and including termination of employment. 9. Compliance with Competition and Antitrust Laws We must understand and comply with all applicable competition and antitrust laws. These laws regulate our dealings with competitors, customers, distributors and other third parties. Infringement of competition and antitrust laws can result in very serious fines for AB InBev and for the colleagues involved, and have additional consequences such as reputational damage, litigation and even imprisonment. To ensure compliance with these laws, AB InBev and its directors, officers and employees: • Must not participate in a cartel; • Must not reach agreements or understandings with competitors that could restrict competition (e.g. to raise prices or to limit production volumes); • Must not exchange confidential information with competitors (e.g. on future price increases, input costs or commercial strategy); • Must not agree with competitors to limit competition in a market (e.g. agreement on exclusive territories or allocation of customers); • Must not impose minimum or fixed resale prices on customers; • Must not try to restrict customers’ ability to ship and sell goods throughout the European Union; and • Must not abuse AB InBev’s market position in markets. In countries where AB InBev has a significant market share, all market practices should be reviewed and pre-approved by the Legal or Ethics & Compliance team to ensure compliance with competition and antitrust laws. Detailed advice and training for compliance with competition and antitrust laws are available from the Legal or Ethics & Compliance team. Not knowing the rules is not a defense – you should seek advice from the Legal or Ethics & Compliance team through the Compliance Channel. If you have any suspicion that AB InBev is involved in any anti-competitive behavior, please use our Compliance Helpline or contact the Legal or Ethics & Compliance team without delay. 10. Conflict of Interest Our directors, officers and colleagues are required to disclose all ethical, legal, financial, or other interests that may conflict with AB InBev’s interests or give the appearance of conflicting with AB InBev’s interests. A conflict of interest can arise when any decision could be influenced, or might appear to be influenced, by the possibility of personal benefits. Having a conflict of interest is not necessarily wrong, but failure to promptly disclose it can be a violation of our Conflict of Interest Policy. A conflict of interest may arise in many situations—for example, when you or your immediate family members: • Act as shareholders, directors, officers, partners, agents or consultants for a supplier, customer, competitor or other counterparties; • Receive a personal benefit from a supplier, customer, competitor or other counterparties; • Accept gifts or entertainment from suppliers, customers, competitors or other counterparties; or • Use Company resources or your position for personal benefits. In addition, the Company recognizes that colleagues may have or form personal relationships. The existence of any personal relationships between a manager or other supervisory colleagues and his or her direct or indirect report must be disclosed, both to the supervisory colleague’s line manager and to the People or Ethics & Compliance team. Other types of personal relationships that have the potential to create a conflict of interest also must be disclosed both to the colleague’s line manager and to the People or Ethics & Compliance team. If you have any questions, you should seek guidance from the People or Ethics & Compliance team through Compliance Channel. Failure to promptly disclose a conflict of interest (including certain personal relationships) may lead to disciplinary action, up to and including termination of employment. See our Global Conflict of Interest Policy for more details.

11. Compliance with Anti-Corruption Laws Every director, officer and colleague of the Company must comply with applicable international and local laws that prohibit corruption and bribery everywhere we conduct business, including, the U.S. Foreign Corrupt Practices Act and the UK Bribery Act. We have a zero-tolerance policy toward bribery or corrupt conduct in any form. AB InBev directors, officers, and colleagues are strictly prohibited from directly or indirectly giving, offering, promising, or authorizing anything of value to anyone, including but not limited to, any Public Official or any employee or representatives of our customers, suppliers, or business partners, to secure an improper business advantage, influence business or governmental decisions in connection with any of our activities, or otherwise induce the recipient to abuse his or her power or official position. This prohibition must be interpreted broadly and applies to anyone acting on our behalf. Consequently, you must not: • Instruct, authorize, or allow a third party to make a prohibited payment on your or the Company’s behalf; • Make a payment to a third party knowing or having reason to believe that all or a portion of such payment is likely to be used for a prohibited payment. • Engage a Touch Point Vendor (intermediaries who have a high likelihood of interacting with Public Officials on the Company’s behalf or in the course of providing goods or services to the Company, as defined under our Anti-Corruption Policy) without proper due diligence and approval by the Ethics & Compliance team. For further details, see our Global Anti-Corruption Policy. 12. Gifts and Hospitality Our colleagues are not allowed to accept any gifts, meals or entertainment or anything of value that could inappropriately bias future decision making or create an appearance of impropriety, from any current or future client, customer, supplier, service provider or any other counterparty. Details about what gifts are acceptable can be found in the Global Conflict of Interest Policy. All gifts, entertainment or hospitality to Public Officials (as defined under our Global Anti-Corruption Policy) or commercial counterparties must be provided in compliance with our Global Anti-Corruption Policy. Specifically, you may not offer or provide a gift, meal, entertainment, travel expenses or other corporate hospitality to a Public Official or commercial counterparty as an incentive, or in exchange or as a reward, for granting a regulatory request, clearing products or supplies through customs, or providing any other improper benefit or improper advantage to the Company. The expenses must be supported by receipts and accurately recorded in the Company’s books and records. For further details, see Global Anti-Corruption Policy.

When required under our Global Anti-Corruption Policy, you should request approval for providing gifts and hospitality through the Compliance Channel. 13. Political Contributions and Mandates Any direct or indirect contribution on behalf of the Company or with Company’s funds to any political party, committee or candidate for public office is strictly forbidden, even if permitted by local regulations, unless the formal approval of AB InBev’s Board of Directors, through the Audit Committee, has been obtained in advance. These restrictions apply not only to cash donations, but also to donations in kind, such as free beer, offering a client list for a political purpose, providing materials or service, taking a table at a political fundraising event, or paying for a research project. AB InBev’s officers and colleagues who wish to be a candidate for local, regional, provincial, national, federal or European elections are required to notify AB InBev’s Ethics & Compliance team of their intentions. 14. Books, Records and Controls It is essential that the integrity, accuracy and reliability of AB InBev’s books, records and financial statements be maintained. All payments must be accurately recorded in AB InBev’s corporate books, records, and accounts in a timely manner and in reasonable detail. False, misleading, incomplete, inaccurate, or artificial entries in the Company’s books and records are strictly prohibited. Business records shall accurately reflect transactions and no transaction shall be entered into with the intention of it being documented or recorded in a deceptive manner. Similarly, all funds, assets and transactions must be disclosed and recorded in the appropriate books and accounted for properly and punctually. All payments should be made through official bank transfer or by sending cheques directly to the official beneficiary’s company address. Business records shall be interpreted broadly, meaning that every document, even an apparently insignificant one, shall be complete and accurate. Business records include but are not limited to: • Expenses and travel reports; • Target appraisals; • Invoices; • Market research; • Purchase orders; • Quality control tests; • Gift logs; • Accident reports; and • Inventory records. 15. Economic Sanctions and Anti-Money Laundering The United Nations, the United States, the European Union and some other countries and organizations restrict certain international trade through their economic sanctions regimes. Such sanctions usually prohibit particular transactions with certain countries or certain listed individuals, entities, or their representatives and certain entities owned or controlled by them. Money laundering is the process of transferring illegally obtained money through legitimate people or accounts so that its original source cannot be traced. Terrorist financing is the process by which terrorists fund their operations, through legally or illegally obtained funds, in order to perform terrorist acts. Money laundering and terrorist financing, as well as any action that would facilitate money laundering or terrorist financing, are prohibited for all colleagues. In addition, facilitating tax evasion is a standalone criminal offense in some countries, but is also commonly considered a money laundering offense in many jurisdictions. AB InBev is committed to complying with applicable anti-money laundering, anti-tax evasion, and international trade laws, including economic sanctions. Consult the Legal or Ethics & Compliance team and our International Trade and Anti-Money Laundering Policy for guidance on compliance. If you have suspicions that a transaction may involve criminal proceeds or fund terrorist activity, you should consult the Legal or Ethics & Compliance team promptly. 16. Code of Dealing AB InBev’s Code of Dealing applies to all colleagues and certain “persons closely associated of” AB InBev and all its affiliates. These persons shall comply with specific requirements when handling “inside information” and dealing in AB InBev and other companies’ financial instruments. Inside information is information of a precise nature, which has not been made public, relating directly or indirectly (1) to AB InBev and all its affiliates or to any listed company outside the AB InBev and all its affiliates or (2) to financial instruments of AB InBev and all its affiliates or any listed company outside the AB InBev and all its affiliates, and which, if it were made public, would be likely to have a significant eff ct on th price of financial instruments of the AB InBev, its affiliates or such other company.

In particular, dealing in financial instruments while in possession of inside information with respect to such financial instruments or the issuer of such financial instruments is prohibited. “Tipping off” or misappropriation of inside information without proper authorization is also prohibited. Colleagues shall not deal in AB InBev’s financial instruments during certain closed periods (which typically cover 30 calendar days before financial results announcements) Please refer to the Code of Dealing for details on the scope of the policy as well as its prohibitions and requirements. Violations of the Code of Dealing may result in disciplinary action and may also be a criminal offense and give rise to civil liability. Further advice is available from your Legal or Ethics & Compliance team. 17. Confidentiality Our directors, officers and colleagues may come into possession of private, confidential or proprietary information about the Company, our employees, customers, suppliers, or joint venture parties. The confidentiality of all such information should be strictly maintained, except when disclosure is authorized. Using Company confidential information for personal gain could be a potential violation of the Conflict of Interest Policy. Confidential or proprietary information includes any inside information, as well as any non-public information that would be harmful to the Company, its customers, suppliers, or joint venture parties or helpful to competitors if disclosed. This obligation of confidentiality does not prohibit you from raising concerns about potential legal violations to government authorities. 18. Digital Ethics In a world of digital transformation, AB InBev aims to not only comply with applicable data privacy laws, but also to ensure that its consumers, customers and employees’ data are secured and processed in an ethical manner. We have implemented security measures, data retention and handling procedures, and other internal controls. It is your responsibility to • Follow established procedures and policies; • Not process personal data unless there is a lawful basis (such as valid consent from the data subjects); • Act transparently over the collection and processing of personal data; and • Take measures to protect data in business process. Please contact the Ethics & Compliance team through the Compliance Channel to assure your project, website or application is in compliance with our various Privacy Policies and all applicable laws. 19. Social Media The Internet and social media have changed the way we work, offering new ways to engage with our colleagues, customers, consumers, and the world at large. Social media can help build a strong reputation and more successful business relationships. Candor and transparency are part of our culture, and we encourage the exchange of ideas. However, the disclosure of sensitive or inappropriate information through social media also has the potential to damage our brands, our Company and our people. Consistent with our ownership culture, we have adopted guidelines that must be followed by all directors, officers and colleagues: • Personal opinions: Do not state personal opinions while creating any impression that you are speaking on behalf the company; • Proprietary information: Maintain the confidentiality of the trade secrets, private or confidential information, and intellectual property of the Company, our colleagues, customers, suppliers and other stakeholder; and • Show respect: Always be courteous to fellow employees, customers, members, competitors, suppliers or people who work on behalf of our Company.

There is no substitute for good judgment. By being cautious you will be protecting the Company and your personal image. For further details, please refer to our Social Media Guidelines. 20. Use of Company Assets All directors, officers and colleagues should protect Company assets and ensure their efficient use. It is prohibited to use Company assets, funds, facilities, personnel or other resources for private purposes unless authorized by separate Company policies. Company assets also include your work product, as well as the Company’s equipment and vehicles, computers and software, Company information, trademarks and name. All Company assets should be used for legitimate business purposes only. It is one of our 10 Principles to manage our costs tightly, and it is everyone`s responsibility to protect Company funds. When managing our budgets, we must ensure that our specific policies are strictly followed. 21. Responsible Marketing and Communications Code As a responsible brewer, AB InBev wants to ensure that our commercial communications are directed only to those above the legal drinking age and are carried out in a socially responsible manner. Our Responsible Marketing and Communications Code applies to all forms of brand marketing and commercial communication for all AB InBev products that contain alcohol, use an alcohol trading name, or are an alcohol-free or non-alcohol beer products, including but not limited to: traditional advertising; direct and relationship marketing; digital media; branding, packaging and labeling; brand promotions; consumer, trade and brand public relations activities; experiential marketing programs and promotional activities; product placement; sponsorships; category marketing; and point-of-connection materials. The Responsible Marketing and Communications Code shall be used as a Company reference for all commercial communications, along with the other values endorsed by this Code and other Company policies; together these policies shall be regarded as the minimum standard to be applied throughout the Company. Some countries have more stringent standards, and where they do we will meet them too. Thus, where national laws, regulations or self- regulatory codes apply to our commercial communications, these must be followed in addition to the criteria set out in the Responsible Marketing and Communications Code. For further information, please see the Global Responsible Marketing and Communications Code. 22. ExternalCommunication The AB InBev Disclosure Manual requires that only a limited number of key people talk to the media on behalf of the Company. No AB InBev colleagues should respond to media inquiries or give interviews, speeches or make presentations on behalf of the Company, without the prior authorization of the CEO, Zone President, Country Manager or the Corporate Affairs Representative. 23. Administration of theCode In case of general questions about this Code or our policies, contact the Global Ethics & Compliance team through the Compliance Channel. This Code is reviewed periodically by the Global Ethics & Compliance team to determine whether revisions may be needed.

Contact Details John Blood Chief Legal and Corporate Affairs Officer john.blood@ab-inbev.com Katie Barrett General Counsel katherine.barrett@ab-inbev.com Matt Galvin VP, Global Ethics & Compliance matthew.galvin@ab-inbev.com Flavio Sodre VP, Global Risk Management flavio.sodre@ab-inbev.com